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                                                                    EXHIBIT 99.1

[O'CHARLEY'S INC. LOGO]
NEWS RELEASE

CONTACT:
INVESTMENT COMMUNITY:                                MEDIA:
Lawrence E. Hyatt                                    Meg Bayless
Chief Financial Officer                              Public Relations Manager
(615) 782-8818                                       (615) 782-8940


              O'CHARLEY'S INC. HIRES CHIEF HUMAN RESOURCES OFFICER
    RANDY HARRIS OFFERS OVER 20 YEARS OF SENIOR HUMAN RESOURCES AND STRATEGY
                                   EXPERIENCE

NASHVILLE, Tenn. (September 8, 2005) -- O'Charley's Inc. (NASDAQ/NM: CHUX), today announced that it has hired Randall C. "Randy" Harris to the new position of Chief Human Resources Officer, effective October 3, 2005. Mr. Harris, age 54, will be responsible for the recruitment, hiring, training and development, compensation, benefit programs, internal communications and other matters that impact all 23,000 of the Company's co-workers at O'Charley's Restaurants, Ninety Nine Restaurant & Pub, Stoney River Legendary Steaks and its commissary operations.

         An executive with substantial experience in foodservice, communications and information services, Mr. Harris was most recently Senior Vice President of Human Resources for Nextel Communications, a $13.4 billion (annual revenue) wireless communications provider with 20,000 employees that recently merged with Sprint Corporation. Prior to that time, Mr. Harris served as Chief Human Resources Officer for Sodexho Marriott Services, North America's largest provider of contract food service management. Mr. Harris' earlier experience includes general management and human resource positions with Dun & Bradstreet, First Data Corporation, and American Express. He is a graduate of the U.S. Naval Academy, and holds a Masters Degree in Human Resources Management from the American University.

         Gregory L. Burns, Chairman and Chief Executive Officer of O'Charley's Inc., stated, "Our strategic planning process has identified enhancing the guest experience in our restaurants as a central element in driving sales at each of our concepts. The addition of Randy Harris to the senior management team further demonstrates our dedication to selecting, training, motivating and retaining the best people in our industry, who will deliver the outstanding service that our guests expect. Randy possesses a unique blend of human resource, operational and strategic planning experience. He is a great fit for the O'Charley's Inc. family, and we are confident he is the right person at the right time in our continued transformation into a guest-driven, multi-concept, vertically-integrated enterprise."

         Consistent with the Company's philosophy of aligning the interests of its management with those of its shareholders, the Company has granted Mr. Harris restricted stock awards for an aggregate of 20,000 shares of the Company's common stock that will vest ratably over three years. These awards constitute inducement awards under NASDAQ Marketplace Rule 4350.

                                     -MORE-

            3038 Sidco Drive o Nashville, TN 37204 o (615) 256-8500


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CHUX Hires New Chief Human Resources Officer
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September 8, 2005



ABOUT O'CHARLEY'S INC.

         O'Charley's Inc. operates 228 company-owned O'Charley's restaurants in 17 states in the Southeast and Midwest, including three restaurants currently closed due to Hurricane Katrina, and has four franchised O'Charley's restaurants in Michigan and two joint venture O'Charley's restaurants in Louisiana. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh-cut salads with special-recipe salad dressings and signature caramel pie. The Company also operates Ninety Nine Restaurant & Pub restaurants in 107 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New York, Rhode Island and Vermont. Ninety Nine has earned a strong reputation for providing generous portions of high-quality food at moderate prices in a comfortable, relaxed atmosphere. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. In addition, the Company operates six Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky and Tennessee. The dinner-only steakhouse concept appeals to both upscale casual dining and fine dining customers by offering high-quality food and attentive customer service typical of high-end steakhouses at more moderate prices.



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